Davis Series, Inc.
File Number 811-02679
For the period ending 12/31/2004

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:

Series 1

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A            13556

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             5114
	    Class C             4349
	    Class Y		 726


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 23.20

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 20.55
	    Class C           $ 21.42
	    Class Y           $ 23.81


Series 2

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  524

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  826
	    Class C	      $  159
	    Class Y	      $    7

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.14

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.10
    	    Class C	      $ 0.10
	    Class Y	      $ 0.15

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             3395

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	        6249
	    Class C             1193
	    Class Y		  39


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 5.60

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 5.59
	    Class C           $ 5.61
	    Class Y           $ 5.65


Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 4325

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  461
	    Class C	      $   75

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.008

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.008
    	    Class C	      $ 0.008

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	      518650

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B            46982
	    Class C             6749

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 1.00

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 1.00
	    Class C           $ 1.00


Series 4

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             14228

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 		 7283
	    Class C              2706
	    Class Y		  240


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 41.00

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 38.03
	    Class C           $ 38.62
	    Class Y           $ 41.59


Series 5

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 3242

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $ 1244
	    Class C	      $ 475
	    Class Y	      $ 761

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.67

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.42
    	    Class C	      $ 0.43
	    Class Y	      $ 0.72

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             5443

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B	        2963
	    Class C             1254
	    Class Y		1096

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 27.50

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 27.25
	    Class C           $ 27.62
	    Class Y           $ 27.61


Series 6

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  5410

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  1807
	    Class C	      $  1106
	    Class Y	      $  1592

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.76

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.53
    	    Class C	      $ 0.54
	    Class Y	      $ 0.92

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             7929

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             3190
	    Class C             2191
	    Class Y		1740

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 39.52

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 39.36
	    Class C           $ 39.63
	    Class Y           $ 39.78